                                                                     Exhibit 4.1


                                PEOPLESOFT, INC.
                       RESTRICTED STOCK PURCHASE AGREEMENT

THIS AGREEMENT (the "Agreement") is made between Craig Conway (the "Executive") and PeopleSoft, Inc. (the "Company") as of __________________, 1999. WHEREAS the Executive's employment agreement with the Company dated May 10, 1999 (the "Employment Agreement") provides Executive with the right to purchase restricted stock of the Company; NOW THEREFORE, the parties agree as follows:

     1. Stock Purchase. The Company hereby sells to the Executive five hundred thousand (500,000) shares of the Company's Common Stock (the "Shares") at a purchase price of $.01 per share. Executive herewith delivers to the Company the aggregate $5,000 purchase price for the Shares.

     2.   Repurchase Right.

          (a) In the event the Executive ceases to provide services to the Company as an employee or consultant, the Company shall, upon the date of such termination, repurchase that number of shares which constitute the Unreleased Shares (as defined in Section 3) at the original $.01 per share purchase price (the "Repurchase Price") (the "Repurchase Right").

          (b) The Repurchase Right shall be exercised by the Company by delivering written notice to the Executive or the Executive's executor (with a copy to the Escrow Holder (as defined in Section 5)) AND, at the Company's option, (i) by delivering to the Executive or the Executive's executor a check in the amount of the aggregate Repurchase Price, or (ii) by the Company canceling an amount of the Executive's indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such aggregate Repurchase Price. Upon delivery of such notice and the payment of the aggregate Repurchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Unreleased Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being repurchased by the Company.

     3.   Release of Shares From Repurchase Right.

          (a) The Shares shall be released from the Company's Repurchase Right in accordance with the vesting provisions set forth in the Employment Agreement.

          (b) Any of the Shares which have not yet been released from the Company's Repurchase Right are referred to herein as "Unreleased Shares."

          (c) The Shares which have been released from the Company's Repurchase Right shall be delivered to the Executive at the Executive's request (see
Section 5).

     4. Tax Consequences. The Executive has reviewed with the Executive's own tax advisors the federal and state tax consequences of this investment and the transactions contemplated by this Agreement. The Executive is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Executive understands that the Executive (and not the Company) shall be responsible for the Executive's own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Executive understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the purchase price for the Shares and the Fair Market Value of the Shares as of the date the Shares vest, and that Executive shall be required to make funds available to the Company to satisfy the attendant tax withholding requirements. The Executive understands that the Executive may elect to be taxed at the time the Shares are purchased rather than when and as they vest by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of the purchase.

     5.   Escrow of Shares.

          (a) To ensure the availability for delivery of the Executive's Unreleased Shares upon exercise of the Repurchase Right by the Company, the Executive shall, upon execution of this Agreement, deliver and deposit with an escrow holder designated by the Company (the "Escrow Holder") the share certificates representing the Unreleased Shares, together with the Assignment Separate from Certificate (the "Stock Assignment") duly endorsed in blank, attached hereto as Exhibit A. The Unreleased Shares and Stock Assignment shall be held by the Escrow Holder, pursuant to the Joint

Escrow Instructions of the Company and Executive attached as Exhibit A hereto, until such time as the Company's Repurchase Right expires.

          (b) If the Company exercises its Repurchase Right hereunder, the Escrow Holder, upon receipt of written notice of such exercise, shall take all steps necessary to accomplish such transfer.

          (c) When the Repurchase Right has been exercised or expires unexercised or a portion of the Shares has been released from such Repurchase Right, upon Executive's request the Escrow Holder shall promptly cause a new certificate to be issued for such released Shares and shall deliver such certificate to the Company or the Executive, as the case may be.

          (d) Subject to the terms hereof, the Executive shall have all the rights of a stockholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Company's Repurchase Right, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Executive is entitled by reason of the Executive's ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Shares" for purposes of this Agreement and the Company's Repurchase Right.

     4.   General Provisions.

          (a) Choice of Law; Entire Agreement. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of California. This Agreement (including the Exhibits to this Agreement) and the Employment Agreement represent the entire agreement between the parties with respect to the purchase of the Shares by the Executive, and may only be amended in a writing signed by the parties hereto.

          (b) Successors. The rights of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Executive under this Agreement may only be assigned with the prior written consent of the Company; provided, however, that Executive shall be permitted to transfer Shares to family members (consistent with the rules under Form S-8) for estate planning or wealth management purposes, subject to such transferees agreeing to be bound by the terms and conditions of this Agreement.

          (c) Waiver. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party's right to assert any other legal remedy available to it.

          (d) Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. By Executive's signature below, Executive represents that he is familiar with the terms of this Agreement, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Executive has read this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

EXECUTIVE                                 PEOPLESOFT, INC.


--------------------------------------    --------------------------------------
Craig Conway

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                                    EXHIBIT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I, __________________________, hereby sell, assign and transfer unto_________________________________________________ (__________)
shares of the Common Stock of PeopleSoft, Inc. standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint Wilson, Sonsini, Goodrich & Rosati, attorney, to transfer the said stock on the books of the within named corporation with full power of substitution in the premises. This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between PeopleSoft, Inc. and the undersigned dated ______________, ______.

Dated: ____________________, _______





                                                   -----------------------------
                                                   (to be signed exactly as name
                                                   is to appear on stock
                                                   certificate)





INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its "repurchase option," as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

                                    EXHIBIT B
                            JOINT ESCROW INSTRUCTIONS

                                                             _____________, ____

[INSERT NAME]:
Stock Option Administration
PeopleSoft, Inc.

Dear [INSERT NAME]:

As Escrow Agent for both PeopleSoft, Inc. (the "Company"), and the undersigned purchaser of stock of the Company (the "Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Restricted Stock Purchase Agreement (the "Agreement") between the Company and the undersigned, in accordance with the following instructions:

     1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") exercises the Company's repurchase right set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

     2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, cancellation of indebtedness or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company's repurchase right.

     3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you. You are not authorized to incur any expenses chargeable to Purchaser without Purchaser's prior written consent.

     4. Upon written request of the Purchaser, unless the Company's repurchase right has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company's repurchase right. Promptly after cessation of Purchaser's service relationship with the Company and any parent or subsidiary of the Company as an employee or consultant, you will deliver to Purchaser a certificate

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or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not subject to purchase by the Company or its assignees pursuant to exercise of the Company's repurchase right.

     5. If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

     6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

     11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

     12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

     13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

COMPANY:                 PeopleSoft, Inc.
                         4460 Hacienda Drive
                         Pleasanton, CA 94588-3031
                         Attn: General Counsel

     PURCHASER:
                         -------------------------

                         -------------------------

     ESCROW AGENT:       [Insert Name]
                         Stock Plan Administration
                         PeopleSoft, Inc.
                         4460 Hacienda Drive
                         Pleasanton, CA  94588-3031

     16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

     17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

     18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

                                        Very truly yours,

                                        PeopleSoft, Inc.

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        Purchaser
                                                 -------------------------------
                                                 Craig Conway

ESCROW AGENT:

-----------------------------------

                          ELECTION UNDER SECTION 83(b)
                      OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Tax Code, to include in taxpayer's gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below:

     1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME:                         TAXPAYER:                       SPOUSE:
ADDRESS:
IDENTIFICATION NO.:           TAXPAYER:                       SPOUSE:
TAXABLE YEAR:

     2. The property with respect to which the election is made is described as follows: __________ shares (the "Shares") of the Common Stock of PeopleSoft, Inc. (the "Company").

     3.   The date on which the property was transferred is: ________

     4. The property is subject to the following restrictions: The Shares may be repurchased by the Company, or its assignee, on certain events. This right lapses with regard to a portion of the Shares over time.

     5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:

          $
           -----------

     6.   The amount (if any) paid for such property is:

          $
           -----------

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
                                             -----------------------------------
                                             Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:
                                             -----------------------------------
                                             Spouse of Taxpayer